UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 14, 2020, Lodging Fund REIT III, Inc. (the “Company”), through LF3 Prattville TRS, LLC (the “Owner”), which is a subsidiary of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, entered into a First Amendment to Management Agreement (the “Amendment”), amending the terms of the original Management Agreement with NHS LLC dba National Hospitality Services (the “Operator”), dated July 11, 2019 (the “Agreement”). Pursuant to the Agreement, the Operator provides property management and hotel operations management services for the Company’s Home2 Suites hotel located in Prattville, Alabama. The Operator is wholly-owned by Norman Leslie, the President, Chief Investment Officer, Treasurer and Director of the Company and a principal of Legendary Capital REIT III, LLC, the Company’s external advisor. Pursuant to the Amendment, the Owner and the Operator agree that the base management fee paid monthly to the Operator shall be reduced from 4.00% of the gross revenue from the operation of the hotel to 3.00% of the gross revenue from the operation of the hotel. The unpaid 1.00% of the management fee shall accrue and shall be paid after the Financial Covenants Benchmark, as defined in the amendment to the Prattville Loan entered into on August 14, 2020, as described in the Company’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2020, is satisfied. The Amendment was required by the terms of the August 14, 2020 amendment to the Prattville Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: August 20, 2020	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary